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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF CABOT CORPORATION

Subsidiary                                       State/Jurisdiction of Incorporation
----------                                       -----------------------------------
Cabot Argentina S.A.I.C.                         Argentina
Cabot Australasia Pty. Ltd.                      Australia
Cabot Australasia Investments Pty. Ltd.          Australia
Cabot Plastics Belgium S.A.                      Belgium
Specialty Chemicals Coordination Center, S.A.    Belgium
Cabot (Bermuda) Ltd.                             Bermuda
Cabot Brasil Industria e Comercio Ltda.          Brazil
Tantalum Mining Corp. of Canada Ltd.             Manitoba, Canada
Coltan Mines Limited                             Manitoba, Canada
Cabot Finance N.B. LP                            New Brunswick, Canada
Cabot Canada Ltd.                                Ontario, Canada
Cabot Plastics Hong Kong Limited                 China
Shanghai Cabot Chemical Company Ltd.             China
Cabot Trading (Shanghai) Company Ltd.            China
Cabot (China) Limited                            China
Cabot Bluestar Chemical (Jiangxi) Co., Ltd.      China
Cabot Chemical (Tianjin) Co., Ltd.               China
Cabot Performance Products (Tianjin) Co., Ltd.   China
Cabot Colombiana S.A.                            Colombia
CS Cabot spol, s.r.o.                            Czech Republic
Cabot France S.A.S.                              France
United Chemical France S.A.S.                    France
Cabot Europa, G.I.E.                             France
Cabot GmbH                                       Germany
Cabot Holdings I GmbH                            Germany
Cabot Holdings II GmbH                           Germany
Cabot Nanogel GmbH                               Germany
Cabot India Limited                              India
P.T. Cabot Indonesia                             Indonesia
Cabot Italiana S.p.A.                            Italy
Aizu Holdings K.K.                               Japan
Showa Cabot K.K.                                 Japan
Cabot Supermetals K.K.                           Japan
Cabot Luxembourg Holdings S.a.r.l.               Luxembourg
Cabot Luxembourg Investments S.a.r.l.            Luxembourg
Cabot Luxembourg Finance S.a.r.l.                Luxembourg
Cabot Elastomer Composites Sdn Bhd.              Malaysia
Cabot Materials Research Sdn Bhd.                Malaysia
CMHC, Inc.                                       Mauritius
Cabot S.A.                                       Spain
Cabot International GmbH                         Switzerland
Cabot B.V.                                       The Netherlands
Cabot Finance B.V.                               The Netherlands
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
Black Rose Investments Limited                   British Virgin Islands
Dragon Verde Investments Limited                 British Virgin Islands
Botsel Limited                                   United Kingdom (England)
Cabot Carbon Limited                             United Kingdom (England)
Cabot G.B. Limited                               United Kingdom (England)
Cabot Plastics Limited                           United Kingdom (England)
Cabot U.K. Limited                               United Kingdom (England)
Cabot UK Holdings Limited                        United Kingdom (England)
Cabot UK Holdings II Limited                     United Kingdom (England)
Cabot UK Holdings III Limited                    United Kingdom (England)
Cabot Specialty Fluids Limited                   United Kingdom (Scotland)
Cabot Specialty Fluids North Sea Limited         United Kingdom (Scotland)
BCB Company                                      Delaware, United States
Cabot Asia Investment Corporation                Delaware, United States
Cabot Ceramics, Inc.                             Delaware, United States
Cabot Corporation Foundation, Inc.               Massachusetts, United States
Cabot CSC Corporation                            Delaware, United States
Cabot Europe Limited                             Delaware, United States
Cabot Holding LLC                                Delaware, United States
Cabot Insurance Co. Ltd. (Vermont)               Vermont, United States
Cabot International Limited                      Delaware, United States
Cabot International Capital Corporation          Delaware, United States
Cabot International Services Corporation         Massachusetts, United States
Cabot Specialty Chemicals, Inc.                  Delaware, United States
Cabot Specialty Fluids, Inc.                     Delaware, United States
CDE Company                                      Delaware, United States
Energy Transport Limited                         Delaware, United States
Cabot US Finance LLC                             Delaware, United States
Cabot US Investments LLC                         Delaware, United States
Kawecki Chemicals, Inc.                          Delaware, United States
Representaciones 1, 2 y 3 C.A.                   Venezuela
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